WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
EXHIBIT 22
SUBSIDIARIES OF THE REGISTRANT


                                                              Jurisdiction
                                                          of incorporation or
                                                              organization

Subsidiary                                               Country         State
Wendy's Old Fashioned Hamburgers of New York,
 Inc.                                                     U.S.            Ohio
Wendy's Capital Corporation                               U.S.          Virginia
Wendy Restaurant, Inc.                                    U.S.          Delaware
Wendy's of Denver, Inc.                                   U.S.          Colorado
The New Bakery Co. of Ohio, Inc.                          U.S.            Ohio
Delavest, Inc.                                            U.S.          Delaware
Wentexas, Inc.                                            U.S.           Texas
Restaurant Finance Corporation                            U.S.            Ohio
Wendco Northwest Limited                                  U.S.          Delaware
Progressive Rent-A-Car, Inc.                              U.S.            Ohio
Wendy's Restaurants of Canada Inc.                       Canada
Wendy's of N.E. Florida, Inc.                             U.S.          Florida
Wendy's Old Fashioned Hamburgers Restaurants
 Pty. Ltd.                                              Australia
Wendy's Restaurants (NZ) Limited                       New Zealand
Wendcreek Venture                                         U.S.          Florida
Wendy's Guam, Inc.                                        Guam
Wenko Company Ltd.                                        Korea
Wendco (N.Z.) Limited                                  New Zealand
M & W (U.K.) Limited                                 United Kingdom
WendServe (Korea), Inc.                                   U.S.          Delaware
Wendy's Restaurants of Canada (No. 1), Inc.               U.S.          Delaware
Wendy's Restaurants (Ireland) Limited                    Ireland
WendServe, Inc.                                           U.S.          Delaware

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